Exhibit 99.1

Cascadian Therapeutics Receives ONT-380 Fast Track Designation from FDA for the Treatment of Advanced HER2+ Metastatic Breast Cancer

SEATTLE, WA—June 29, 2016—Cascadian Therapeutics (NASDAQ:CASC), a clinical-stage biopharmaceutical company, today announced that the ONT-380 program in advanced HER2+ metastatic breast cancer has received Fast Track designation from the U.S. Food and Drug Administration (“FDA”).

The Company is actively recruiting patients for a randomized, double-blind, placebo-controlled Phase 2 study, known as HER2CLIMB, evaluating ONT-380 in combination with trastuzumab and capecitabine for patients with advanced HER2+ metastatic breast cancer. This trial is expected to enroll up to 180 patients with and without brain metastases. ONT-380 is an oral, highly selective small molecule inhibitor of HER2.

“Fast Track designation recognizes the unmet medical need for this serious disease,” said Scott Myers, President and CEO of Cascadian Therapeutics. “Many patients with metastatic HER2+ breast cancer will see their disease progress despite the availability and use of multiple targeted therapies. We are encouraged by the early evidence of systemic activity and activity against brain metastases, and the favorable tolerability profile with ONT-380 in combination studies.”

The FDA established the Fast Track designation process to facilitate development and expedite the review of drugs to treat serious conditions and fill an unmet medical need. Through the Fast Track program, more frequent meetings may be scheduled with the FDA to discuss the drug’s development plan and to ensure the collection of appropriate data needed to support approval. Additionally, the drug may qualify for accelerated approval and priority review and, at the time of a new drug application (NDA) filing, the drug candidate’s sponsor may be eligible to submit completed sections of the NDA on a rolling basis before the complete application is submitted.

“Fast Track designation has the potential to reduce development time and cost associated with bringing a drug to patients,” said Valerie Fauvelle, Director of Regulatory Affairs for Cascadian Therapeutics. “We look forward to working closely with the FDA to rapidly advance ONT-380 through the clinical development and regulatory process.”

About Cascadian Therapeutics

Cascadian Therapeutics is a clinical-stage biopharmaceutical company dedicated to developing innovative product candidates for the treatment of cancer. Our lead product candidate, ONT-380, is an orally active and selective small molecule HER2 inhibitor, which has been studied in approximately 200 patients to date. Preliminary results from two ongoing Phase 1b studies of ONT-380 in combination showed promising systemic activity, a favorable safety profile and encouraging activity against brain metastases. Cascadian is also conducting a randomized, double-blind, placebo-controlled Phase 2 study called HER2CLIMB (ONT-380 + trastuzumab + capecitabine) in patients with locally advanced or metastatic HER2+ breast cancer previously treated with a taxane, trastuzumab, pertuzumab, and T-DM1. This study is expected to enroll 180 patients with and without brain metastases across approximately 100 clinical sites in the U.S., Canada, and Western Europe. For more information, visit www.ClinicalTrials.gov: NCT02614794. The Company is also developing a cell cycle inhibitor, Chk1, and plans to move the program forward through IND-enabling studies in 2017.

Forward-Looking Statements

In order to provide Cascadian Therapeutics’ investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Cascadian Therapeutics’ expectations regarding clinical development activities, timing of additional data and potential benefits of its product candidates.

Forward-looking statements involve risks and uncertainties related to Cascadian Therapeutics’ business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Cascadian Therapeutics’ actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing its product candidates, the adequacy of financing and cash, cash equivalents and investments, changes in general accounting policies, general economic factors, achievement of the results it anticipates from its preclinical development and clinical trials of its product candidates and its ability to adequately obtain and protect its intellectual property rights. Although Cascadian Therapeutics believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Cascadian Therapeutics’ risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Except as required by law, Cascadian Therapeutics does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Additional Information

Additional information relating to Cascadian Therapeutics can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Investor Contact:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@cascadianrx.com

Tricia Truehart

The Trout Group

646-378-2953

ttruehart@troutgroup.com

Media Contact:

Amy Bonanno

BMC Communications

646-513-3117

abonanno@bmccommunications.com

Source: Cascadian Therapeutics